UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

In October 2011, we entered into a revolving promissory note agreement (“Revolving Note”) for $1,000,000 with Esenjay Investments, LLC (“Esenjay”), which is one of our major stockholders who beneficially own approximately 42.6% of our common stock. Mr. Michael Johnson, is a current member of our board of directors, is the director and sole shareholder of Esenjay. The Revolving Note had an interest rate of 8% per annum, and a maturity date of September 30, 2013, as amended, and is secured by substantially all of the assets of the Company. As of June 30, 2013, the balance outstanding payable on the note was $1,000,000. On October 16, 2013, we entered into a certain Second Amendment to the Secondary Revolving Promissory Note for Operating Capital (the “Amendment”) to the Secondary Revolving Promissory Note pursuant to which the Revolving Note was amended to (i) extend the maturity date from September 30, 2013 to December 31, 2015; (ii) change the interest rate on the outstanding principal amount as of October 10, 2013 and forward to 6%, and (iii) grant the Lender of the Revolving Note the option to convert any or all of the amount outstanding under the Revolving Note, as amended, into shares of our common stock at a conversion price of $0.30 until December 31, 2015.

On March 7, 2012, we entered into an additional note payable agreement with Esenjay for $250,000 (“Bridge Note”). The Bridge Note had a maturity date of March 7, 2014 and an interest rate of 8% per annum. As of June 30, 2013, the balance outstanding payable on the Bridge Note was $250,000 and there were no further funds available under the Bridge Note. On October 16, 2013, we entered into a certain First Amendment to the Bridge Loan Promissory Note (the “Amendment”) pursuant to which the Bridge Note as amended to: (i) extend the maturity date from March 7, 2014 to December 31, 2015, (ii) change the interest rate on the outstanding principal amount as of October 10, 2013 and forward to 6%, and (iii) grant the Holder of the Bridge Note the option to convert any or all of the amount outstanding under the Bridge Note, as amended, into shares of our common stock at a conversion price of $0.30 until December 31, 2015.

On September 24, 2012, we entered into a Line of Credit with Esenjay for $1,500,000 (“Line of Credit”). Borrowings under the Line of Credit is secured by our assets and is at an interest rate of 8% per annum, with all unpaid principal and accrued interest due and payable on September 24, 2014. On October 16, 2013, we entered into a certain First Amendment to the Unrestricted and Open Line of Credit (the “Amendment”) pursuant to which the Line of Credit was amended to (i) extend the maturity date from September 24, 2014 to December 31, 2015, (ii) change the interest rate on the outstanding principal amount as of October 10, 2013 and forward to 6%, (iii) increase the line of credit to $2,000,000, and (iv) grant Lender the option to convert up to $400,000 of the outstanding amount under the Line of Credit into shares of our common stock at a conversion price of $0.06 until December 31, 2013, and the option to convert any or all of the amount outstanding under the Line of Credit into shares of common stock at a conversion price of $0.30 until December 31, 2015.

The foregoing description of the terms of the respective amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreement, a copy of which is filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Second Amendment to the Secondary Revolving Promissory Note
10.2	First Amendment to the Bridge Loan Promissory Note
10.3	First Amendment to the Unrestricted and Open Line of Credit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,

Dated: October 22, 2013

By:	/s/ Ronald Dutt

Name:	Ronald Dutt
Title:	Chief Financial Officer and Chief Executive Officer